Exhibit 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

FORM OF
AMENDED AND RESTATED
SHAREHOLDERS’ RIGHTS AGREEMENT
BY AND AMONG
CFIP CLYD LLC,
CFIP CLYD (UK) LIMITED
AND
CELYAD ONCOLOGY SA
Dated as of                 , 2023

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS
Section 1.1	Certain Defined Terms	1
Section 1.2	Construction	8
Section 1.3	Translation	9
ARTICLE II

TRANSFER
Section 2.1	Binding Effect on Transferees	9
Section 2.2	Additional Purchases	9
Section 2.3	Legends	9
Section 2.4	Legend Removal	10
Section 2.5	Lock-Up Agreement	10
ARTICLE III

BOARD OF DIRECTORS
ARTICLE IV

REGISTRATION RIGHTS

i

ARTICLE V

RIGHT OF FIRST OFFER; ANTI-DILUTION
Section 5.1	Indebtedness	25
Section 5.2	Anti-Dilution	27
ARTICLE VI

OTHER COMPANY OBLIGATIONS
Section 6.1	Protective Provisions	28
Section 6.2	Replacement Confirmation Proposals	28
Section 6.3	Regulatory Limitation	29
Section 6.4	Foreign Private Issuer Status	29
Section 6.5	Use of Proceeds	29
ARTICLE VII

TAX MATTERS
Section 7.1	U.S. Federal Income Tax Reporting	29
Section 7.2	Cooperation	30
ARTICLE VIII

INDEMNIFICATION
ARTICLE IX

MISCELLANEOUS

ii

Schedules

Schedule A – Dartmouth IP

iii

AMENDED AND RESTATED SHAREHOLDERS’ RIGHTS AGREEMENT
THIS AMENDED AND RESTATED SHAREHOLDERS’ RIGHTS AGREEMENT (this “Agreement”) is made as of                  , 2023, by and among CFIP CLYD LLC, a Delaware limited liability company (“CFIP”), CFIP CLYD (UK) Limited, a U.K. private limited company (“UKF”), and Celyad Oncology SA, a limited liability company incorporated and existing in the form of a naamloze vennootschap / société anonyme under Belgian law, having its registered office at Rue Edouard Belin 2, 1435 Mont-Saint-Guibert (Belgium) and registered with the Crossroads Bank for Enterprises under number 0891.118.115 (RLE Brabant Wallon) (the “Company”).
WHEREAS, CFIP previously subscribed for and purchased Ordinary Shares (as hereinafter defined) pursuant to that certain Subscription Agreement, dated as of December 2, 2021, between CFIP and the Company (the “2021 Investment”);
WHEREAS, in connection with the 2021 Investment, CFIP entered into that certain Shareholders’ Rights Agreement, dated as of December 2, 2021 (the “Original Agreement”);
WHEREAS, UKF is subscribing for and purchasing an aggregate of 16,358,654 Ordinary Shares pursuant to that certain Subscription Agreement, dated as of August 24, 2023, between UKF and the Company (the “Subscription Agreement”); and
WHEREAS, the Company and CFIP desire to amend and restate the Original Agreement by entering into this Agreement with UKF in order to provide the rights set forth herein.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1          Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
(a)          “Acquisition Transaction” shall mean (i) any sale, license, lease, exchange, transfer or other disposition of the assets of the Company or any Subsidiary of the Company constituting more than 50% of the consolidated assets of the Company or accounting for more than 50% of the consolidated revenues of the Company in any one transaction or in a series of related transactions; or (ii) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company or any Subsidiary of the Company whereby the holders of voting rights of the Company immediately prior to any such transaction hold less than 50% of the voting rights of the Company or the surviving corporation (or its parent company) immediately after the consummation of any such transaction.

(b)          “Acting in Concert” shall mean, when used in relation to a Person, acting in concert (in onderling overleg handelende personen / personnes agissant de concert) in the sense of Article 3, §1, 5° of the Belgian Act of 1 April 2007 regarding public takeover bids, or Article 1, §2, 5° of the Belgian Royal Decree of 27 April 2007 regarding public takeover bids.
(c)          “Actions” shall have the meaning assigned to it in Section 8.1.
(d)          “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided that (i) no Shareholder shall be deemed an Affiliate of any other Shareholder solely by reason of any investment in the Company, (ii) in no event shall CFIP, UKF or any of their respective Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of CFIP, UKF or any of their respective Affiliates, and (iii) in the case of CFIP and UKF, the term “Affiliate” shall not include any Portfolio Companies, Mubadala, the Mubadala Group, SoftBank and/or the SoftBank Group.
(e)          “Agreement” shall have the meaning assigned to it in the preamble.
(f)          “Alternate Proposal Acceptance Notice” shall have the meaning assigned to it in Section 5.1(d).
(g)          “Alternate Proposal Notice” shall have the meaning assigned to it in Section 5.1(c).
(h)          “American Depositary Shares” shall mean American Depositary Shares of the Company, each representing one Ordinary Share.
(i)          “Anti-Dilution Notice” shall have the meaning set forth in Section 5.2(b).
(j)          “Belgian Takeover Decree” shall mean the Belgian Royal Decree of 27 April 2007 on takeover bids.
(k)          A Person shall be deemed to “Beneficially Own” securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.
(l)          “Block Trade Offering” shall mean an Underwritten Offering demanded by one or more Requesting Shareholders that is a no-roadshow “block trade” take-down off of a Shelf Registration Statement where pricing is expected to occur no later than the fifth Business Day after such demand is made. For the avoidance of doubt, management’s participation in one or more conference calls with potential investors shall not constitute a roadshow.
(m)          “Board of Directors” shall mean the Company’s board of directors (raad van bestuur / conseil d’administration).

(n)          “Business Day” shall mean a day other than (a) a Saturday or a Sunday, (b) a bank or other public holiday in New York City, or (c) a bank or other public holiday in Brussels, Belgium.
(o)          “CFC” shall mean a “controlled foreign corporation” as defined in section 957 of the Code.
(p)          “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.
(q)          “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.
(r)          “Company” shall have the meaning assigned to it in preamble.
(s)          “Confidential Information” shall have the meaning given to it in Section 9.11.
(t)          “Control” shall mean the power, through the ownership of securities, contract or otherwise, to direct the policies of the applicable person or entity.
(u)          “Covered Persons” shall have the meaning assigned to it in Section 3.6.
(v)          “Dartmouth IP” shall mean any intellectual property licensed to the Company or any of its Subsidiaries from the Trustees of Dartmouth College relating to TCR deficiency, including, but not limited to, the patents listed on Schedule A.  For the avoidance of doubt, “Dartmouth IP” does not include the Company’s cardiological medical devices.
(w)          “Dartmouth IP Transaction” shall mean any IP Transaction with any of the following characteristics: (i) a transfer of litigation or prosecution rights to licensees and sublicensees associated with any Dartmouth IP, (ii) the granting of an exclusive or non-exclusive license to any Dartmouth IP or (iii) the termination of the rights of the Company or any of its Subsidiaries to any Dartmouth IP.
(x)          “Debt ROFO Notice” shall have the meaning assigned to it in Section 5.1(a).
(y)          “Demand” shall have the meaning assigned to it in Section 4.1(a).
(z)          “Demand Registration” shall have the meaning assigned to it in Section 4.1(a).
(aa)          “Depositary” shall mean Citibank, N.A.
(bb)          “Dispute” shall have the meaning assigned to it in Section 9.12.
(cc)          “Dispute Notice” shall have the meaning assigned to it in Section 9.12.

(dd)          “Equity Security” shall mean, with respect to any entity, (i) any share of the entity, and (ii) any other security, financial instrument, certificate and other right (including options, futures, swaps and other derivatives) issued or contracted by the entity and representing, being exercisable, convertible or exchangeable into or for, or otherwise providing a right to acquire, directly or indirectly, any of the Equity Securities referred to in (i), or (iii) any other security or financial instrument the value of which is based on any of the foregoing.
(ee)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(ff)          “Filings” shall mean any documents filed or furnished by the Company or any Subsidiary of the Company with the Commission under the Exchange Act; annual reports to shareholders, annual and quarterly statutory statements of the Company or any Subsidiary of the Company; and any registration statements, prospectuses documents filed or furnished by the Company or any of its Subsidiaries with the Commission under the Securities Act.
(gg)          “FINRA” shall mean the Financial Industry Regulatory Authority.
(hh)          “Foreign Private Issuer” means a “foreign private issuer” within the meaning of Rule 405 of the Securities Act.
(ii)          “Form F-3” shall mean (i) a Registration Statement on Form F-3 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission for use by a Foreign Private Issuer that permits incorporation of substantial information by reference to other documents filed by the Company with the Commission or (ii) at such time that the Company is no longer a Foreign Private Issuer, a Registration Statement on Form S-3 under the Securities Act that may be filed by the Company or any registration form under the Securities Act subsequently adopted by the Commission for use by a domestic issuer that permits incorporation of substantial information by reference to other documents filed by the Company with the Commission.
(jj)          “Fortress Advisor” shall mean Fortress Credit Advisors LLC.  For purposes of Article III, “Fortress Advisor” shall also mean any Person or Persons designated in writing as Fortress Advisor by Fortress Advisor.
(kk)          “Fortress Designees” shall mean the Persons identified by Fortress Advisor or its designee from time to time in accordance with the provisions of this Agreement and reasonably acceptable to the Company; provided that CFIP, UKF, Michel Lussier and any individual that is a director (or an equivalent or senior position) of CFIP, UKF or any of their respective Affiliates shall be deemed to be reasonably acceptable to the Company.  For the avoidance of doubt, any of the Fortress Designees may be employees of CFIP, UKF or any of their respective Affiliates.
(ll)          “Fortress Shareholder” shall mean CFIP, UKF and any of their respective Permitted Transferees that is a Shareholder and (1) an Affiliate of CFIP or UKF, (2) a Shareholder Affiliate of CFIP or UKF or (3) a Shareholder Fund of CFIP or UKF.

(mm)          “Governmental Authority” shall have the meaning assigned to it in the Subscription Agreement.
(nn)          “Indebtedness” shall mean indebtedness for borrowed money (but excluding, for the avoidance of doubt, recoverable cash advances granted from time to time to the Company by the Walloon Region of Belgium).
(oo)          “Initial Dispute Resolution Meeting” shall have the meaning assigned to it in Section 9.12.
(pp)          “Inspectors” shall have the meaning assigned to it in Section 4.5(a)(viii).
(qq)          “Interested Notice” shall have the meaning assigned to it in Section 5.1(a).
(rr)          “IP Transaction” shall have the meaning assigned to it in Section 6.1(a).
(ss)          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.
(tt)          “Lock-Up Securities” shall have the meaning assigned to it in Section 2.5(a).
(uu)          “Lockup Period” shall mean the period from the date hereof until the date that is the forty-five (45) day anniversary of the date of issuance of the First Securities (as defined in the Subscription Agreement).
(vv)          “Losses” shall have the meaning assigned to it in Section 8.1.
(ww)          “Mubadala” shall mean Mubadala Investment Company PJSC.
(xx)          “Mubadala Group” shall mean any Person Controlling, Controlled by or under common Control with Mubadala and its successors and assigns and its and their affiliates that are not also Controlled by Fortress Investment Group LLC.
(yy)          “Ordinary Shares” shall mean ordinary shares of the Company, without nominal value.
(zz)          “Other Demanding Sellers” shall have the meaning assigned to it in Section 4.2(b).
(aaa)          “Other Proposed Sellers” shall have the meaning assigned to it in Section 4.2(b).
(bbb)          “Ownership Percentage” shall mean, with respect to any Person, such Person’s aggregate percentage ownership of the Company.
(ccc)          “Permitted Transferee” shall mean, with respect to each Shareholder, (i) any other Shareholder, (ii) such Shareholder’s Affiliates, (iii) in the case of any Shareholder, (A)

any member or general or limited partner of such Shareholder, (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Shareholder or any member, general or limited partner of such Shareholder (collectively, “Shareholder Affiliates”), (C) any investment funds managed directly or indirectly by such Shareholder or any Shareholder Affiliate (a “Shareholder Fund”), (D) any general or limited partner of any Shareholder Fund or (E) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, consist solely of any one or more of such Shareholder, any general or limited partner of such Shareholder, any Shareholder Affiliates, any Shareholder Fund and (iv) any other Person that acquires Equity Securities of the Company from such Shareholder other than pursuant to a Public Offering and that agrees to become party to or be bound by this Agreement.
(ddd)          “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act, and shall include any successor (by merger or otherwise) of such entity.
(eee)          “PFIC” shall mean a “passive foreign investment company” as defined in section 1297(a) of the Code.
(fff)          “Piggyback Notice” shall have the meaning assigned to it in Section 4.2(a).
(ggg)          “Piggyback Registration” shall have the meaning assigned to it in Section 4.2(a).
(hhh)          “Piggyback Seller” shall have the meaning assigned to it in Section 4.2(a).
(iii)          “Portfolio Company” shall mean any portfolio company (as such term is commonly understood in the private equity industry) Controlled by CFIP, UKF or any of their respective Affiliates.
(jjj)          “Public Offering” shall mean an offering of Equity Securities of the Company to the public, including an offering in which Shareholders are entitled to sell Equity Securities of the Company pursuant to the terms of this Agreement.
(kkk)          “QEF” shall mean a “qualified electing fund” as defined in section 1295 of the Code.
(lll)          “Records” shall have the meaning assigned to it in Section 4.5(a)(viii).
(mmm)          “Registrable Amount” shall mean a number of Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) equal to or greater than [***] of the

Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) then issued and outstanding.
(nnn)          “Registrable Securities” shall mean any Ordinary Shares or American Depositary Shares currently owned or hereafter acquired by any Shareholder.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.
(ooo)          “Registration Expenses” shall have the meaning assigned to it in Section 4.6(a).
(ppp)          “Requested Information” shall have the meaning assigned to it in Section 8.5(d).
(qqq)          “Requesting Shareholder” shall have the meaning assigned to it in Section 4.1(a).
(rrr)          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(sss)          “Selling Holders” shall have the meaning assigned to it in Section 4.5(a)(i).
(ttt)          “Shareholders” shall mean (i) CFIP, (ii) UKF and (iii) each Permitted Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof or a Permitted Transferee thereof who is entitled to enforce the provisions of this Agreement in accordance with the terms hereof.
(uuu)          “Shelf Notice” shall have the meaning assigned to it in Section 4.3(a).
(vvv)          “Shelf Registration Effectiveness Period” shall have the meaning assigned to it in Section 4.3(d).
(www)          “Shelf Registration Statement” shall have the meaning assigned to it in Section 4.3(a).
(xxx)          “Shelf Underwritten Offering” shall have the meaning assigned to it in Section 4.3(f).
(yyy)          “SoftBank” shall mean SoftBank Group Corp.
(zzz)          “SoftBank Group” shall mean any Person Controlling, Controlled by or under common Control with SoftBank that is not also Controlled by Fortress Investment Group LLC.

(aaaa)          “Subscription Agreement” shall have the meaning assigned to it in the preamble.
(bbbb)          “Subsequent Dispute Resolution Meeting” shall have the meaning assigned to it in Section 9.12.
(cccc)          “Subsidiary” shall mean with respect to any Person (i) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person or (ii) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns fifty percent (50%) or more of the equity economic interest thereof or has the power to elect or direct the election of fifty percent (50%) or more of the members of the governing body of such entity or otherwise has Control over such entity (e.g., as the managing partner of a partnership).
(dddd)          “Suspension Period” shall have the meaning assigned to it in Section 4.3(e).
(eeee)          “Third-Party Tender” shall mean a bona fide tender offer or exchange offer by a Person other than CFIP, UKF or any of their respective Affiliates, as a result of which any Person or group of Persons, other than the Company, would become the beneficial owner of more than [***] of the total voting power of the voting securities of the Company; provided that either (i) the Company has recommended to accept such offer or (ii) the Company has not filed a recommendation to reject such offer with the Commission within ten (10) Business Days.
(ffff)          “Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public, including any bought deal, Block Trade Offering or other block sale to a financial institution conducted as an underwritten offering to the public.
(gggg)          “U.S. Shareholder” shall have the meaning assigned to it in Section 7.1(a).
(hhhh)          “WKSI” shall mean a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.
(iiii)          “WKSI Shelf Registration Statement” shall mean an automatic shelf registration statement, as defined in Rule 405 under the Securities Act.
Section 1.2          Construction. For the purposes of this Agreement (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) Article and Section references are to Articles and Sections of this Agreement, unless otherwise specified, (iv) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified, (vi) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified and (vii) references to any statute, regulation or statutory provision shall be deemed to include reference to any statute, regulation or statutory instrument which amends, extends, consolidates or replaces the same (or shall have done so) and to any other regulation, statutory instrument or other subordinate legislation made thereunder or pursuant thereto, provided that no such reference shall include any amendment, extension or replacement of the same with retrospective effect.
Section 1.3          Translation. The original version of this Agreement has been made in English. Should this Agreement be translated in whole or in part into another language (if at all), the original English version shall prevail between the parties hereto to the fullest extent possible and permitted by Belgian law. Notwithstanding the foregoing, Belgian legal concepts which are expressed in English language terms, are to be interpreted in accordance with the Belgian legal terms to which they refer, and the use herein of French or Dutch words in this Agreement as translation for certain words or concepts shall be conclusive in the determination of the relevant legal concept under Belgian law of the words or concepts that are so translated herein.
ARTICLE II

TRANSFER
Section 2.1          Binding Effect on Transferees. A Permitted Transferee shall become a Shareholder hereunder, without any further action by the Company, following a transfer by a Shareholder of Equity Securities of the Company to such Permitted Transferee upon the execution by such Permitted Transferee of a joinder providing that such Person shall be bound by and shall fully comply with the terms of this Agreement (including the provisions of Article IV with respect to the Equity Securities of the Company being transferred to such transferee).
Section 2.2          Additional Purchases. Any Equity Securities of the Company owned by a Shareholder on or after the date of this Agreement shall have the benefit of and be subject to the terms and conditions of this Agreement.
Section 2.3          Legends. Any certificate representing Equity Securities of the Company issued to a Shareholder shall be stamped or otherwise imprinted with legends in substantially the following form:
“The securities represented by this certificate have not been registered under the Securities Act, and may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to such securities under the Securities Act, or an opinion of counsel (which counsel shall be reasonably satisfactory to the Company) that registration is not required, or unless sold pursuant to Rule 144 of the Securities Act.”
“The securities represented by this certificate are subject to the provisions contained in a Shareholders’ Rights Agreement by and among the Company and certain shareholders of the Company described therein, a copy of which is on file with the Secretary of the Company.”

The Company shall make customary arrangements to cause any Equity Securities of the Company issued in uncertificated form to be identified on the books of the Company in a substantially similar manner.
Section 2.4          Legend Removal. After the expiration of the Lockup Period, the Company shall update its shareholders’ register to remove the legends set forth in Section 2.3 from any Equity Securities of the Company as soon as practicable following from the applicable Shareholder of a written request together with customary representations and other documentation reasonably requested by the Company and/or its registrar or depositary in connection therewith, if such Equity Securities of the Company (a) may be sold pursuant to Rule 144 or (b) may be transferred without the requirement that the Company be in compliance with the public information requirements and without volume or manner-of-sale restrictions under Rule 144.
Section 2.5          Lock-Up Agreement.
(a)          During the Lockup Period, each Shareholder shall not, without the express written consent of the Company, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Equity Securities of the Company (together with (a) any Equity Securities of the Company issued in respect thereof as a result of any share split, share dividend, share exchange, merger, consolidation or similar recapitalization and (b) any Equity Securities of the Company issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Equity Securities, the “Lock-Up Securities”), including, without limitation, any “short sale” or similar arrangement, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise; provided, however, that the foregoing shall not prohibit any Shareholder from transferring Lock-Up Securities to an Affiliate of such Shareholder in accordance with Section 2.1 (whereby such transferee will be bound by the restrictions set forth in this Section 2.5).
(b)          Notwithstanding any other provision herein, this Section 2.5 shall not prohibit or restrict any disposition of Lock-Up Securities by any Shareholder in connection with (i) a Third-Party Tender (including entering into a tender commitment with respect to such Third-Party Tender), (ii) a tender offer by the Company or (iii) the Company’s public announcement of a definitive agreement to consummate an Acquisition Transaction.
ARTICLE III

BOARD OF DIRECTORS
Section 3.1          Fortress Designees.  Until such time as the Shareholders own in the aggregate less than the percentage of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) set forth under the heading “Ownership Percentage” in the table below for a period of more than [***], (a) Fortress Advisor shall have the right to select (i) up to the number of Fortress Designees set forth under the heading “Directors” in the table below to be members of the Board of Directors and (ii) up to the number of Fortress Designees set forth under the heading “Observers” in the table below to be non-voting observers of the Board of Directors and (b) the Board of Directors shall (i) recommend the confirmation or (re)appointment of at least such number of Fortress Designees as members of the Board of Directors at any applicable general meeting of shareholders of the Company and (ii) appoint at least such number of Fortress Designees as non-voting observers of the Board of Directors.  From and after the date hereof, the Board of Directors shall use its best efforts to cause the definitive appointment to the Board of Directors of at least the number of Fortress Designees set forth in this Section 3.1, which efforts shall include, without limitation, (I) supporting and defending the appointment to the Board of Directors of at least the number of Fortress Designees set forth in this Section 3.1 and (II) recommending that the Company’s shareholders approve the appointment to the Board of Directors of at least such number of Fortress Designees.
Ownership Percentage	Directors	Observers
50%	51% of the members of the Board of Directors, rounded up to the nearest whole number	one
30%	greater of (i) four and (ii) a percentage of the members of the Board of Directors equal to the aggregate Ownership Percentage of the Shareholders, rounded up to the nearest whole number	one
10%	three	one

Notwithstanding the foregoing, if at any time the Shareholders own in the aggregate less than 50% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for a period of more than [***] and Fortress Advisor has the right to select a number of Fortress Designees in accordance with the table above that exceeds 50% of the members of the Board of Directors, then the number of Fortress Designees so selected shall be reduced such that the Fortress Advisor shall have the right to select a number of Fortress Designees to be members of the Board of Directors that does not exceed 50% of the members of the Board of Directors. In case of inconsistency between this paragraph and the table above, this paragraph will prevail over the table.
Section 3.2          Replacement.  Upon the termination of the board mandate of any Fortress Designee (for whatever cause, including, but not limited to, the co-optation to the Board of Directors of a different Fortress Designee in replacement of such Fortress Designee), and until such time as the Shareholders own in the aggregate less than 10% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for a period of more than [***], the Company shall, as soon as practicably possible, co-opt to the Board of Directors a replacement Fortress Designee and use its best efforts to cause the confirmation of the co-optation and the definitive appointment to the Board of Directors of such replacement Fortress Designee at the next general meeting of shareholders of the Company, which efforts shall include, without limitation, (I) supporting and defending the appointment to the Board of Directors of such Fortress Designee and (II) recommending that the Company’s shareholders approve the appointment to the Board of Directors of such Fortress Designee.  So long as Fortress Advisor has the right to replace a Fortress Designee pursuant to this Section 3.2, the Company may not replace the Fortress Designee other than with a replacement Fortress Designee; provided that the Company may replace the Fortress Designee if (i) in the opinion of outside counsel, the Company is required to appoint a replacement director by applicable law and (ii) Fortress Advisor has failed to select a replacement Fortress Designee prior to the later of (A) the first general meeting of shareholders occurring following the resignation and (B) 121st day after the Fortress Designee is no longer a member of the Board of Directors.  Upon the termination of the service of any Fortress Designee as a non-voting observer of the Board of Directors (for whatever cause), the Company shall as soon as practicably possible approve the appointment of a new Fortress Designee as a non-voting observer of the Board of Directors.
Section 3.3          Board Composition Restrictions.  The Shareholders and the Company agree that the composition of the Board of Directors will need to comply with the relevant rules, regulations and corporate governance requirements in relation to gender diversity.
Section 3.4          Exclusion of Board Observer.  If the Board of Directors reasonably determines on the advice of counsel that exclusion of any Fortress Designee that is a non-voting observer of the Board of Directors is necessary (a) to preserve the attorney-client privilege of the Company (such determination to be based on the advice of legal counsel to the Company), (b) to maintain the confidentiality of executive sessions of the Board or (c) for other similar reasons, then the Company shall have the right to exclude any Fortress Designee that is a non-voting observer of the Board of Directors, in each case to the extent reasonably deemed necessary by the Board.
Section 3.5          Directors’ and Officers’ Insurance. The Company shall maintain directors’ and officers’ liability insurance (including Side A coverage) covering the Company’s and its Subsidiaries’ directors and officers and issued by reputable insurers, with appropriate policy limits, terms and conditions (including “tail” insurance if necessary or appropriate). The provisions of this Section 3.5 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.
Section 3.6          Corporate Opportunity. To the fullest extent permitted by applicable law, the Company hereby agrees that CFIP, UKF and their respective Affiliates and their respective members, directors, officers, employees, designees, agents or advisors (collectively, “Covered Persons” and, each a “Covered Person”) shall not have any obligation to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its Subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Covered Persons, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. The Company hereby further agrees that each Covered Person shall have no duty to communicate or offer such business opportunity to the Company (and, to the fullest extent permitted by applicable law, that there shall be no restriction on the Covered Persons using the general knowledge and understanding of the Company and the industry in which the Company operates that it has gained as a Covered Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its Subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, solely by reason of the fact that such Covered Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries, or uses such knowledge and understanding in the manner described herein. The parties specifically agree that each Covered Person is an intended third-party beneficiary of this Section 3.6 and is entitled to rely upon and enforce the rights and obligations granted herein. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Company if it is a business opportunity that the Company is not financially able or contractually permitted or legally able to undertake.
ARTICLE IV

REGISTRATION RIGHTS
Section 4.1          Demand Registration.
(a)          At any time after the expiration of the Lockup Period (or such earlier date as would permit the Company to cause any filings required hereunder to be filed on such date), any Person that is a Shareholder (a “Requesting Shareholder”) shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of a number of Registrable Securities that, when taken together with the number of Registrable Securities requested to be registered under the Securities Act by such Requesting Shareholder’s Affiliates, equals or is greater than the Registrable Amount and thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration (a “Demand Registration”) as promptly as practicable under the Securities Act of:
(i)          the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand, which may be an Underwritten Offering;
(ii)          all other Registrable Securities which the Company has been requested to register pursuant to Section 4.1(b); and
(iii)          any additional securities which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 4.1, but subject to Section 4.1(f);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional securities, if any, to be so registered.
(b)          A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder (or Requesting Shareholders). Within [***] after receipt of a Demand, the Company shall give written notice of such Demand to any other Person that is a Shareholder on the date a Demand is delivered to the Company. Subject to Section 4.1(f), the Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein. Such written request shall comply with the requirements of a Demand as set forth in this Section 4.1(b).
(c)          Each Shareholder shall be entitled to no more than two Demand Registrations in a calendar year until such time as the Shareholders, collectively, Beneficially Own less than a Registrable Amount.
(d)          Demand Registrations shall be on such registration form of the Commission for which the Company is eligible as shall be selected by the Requesting Shareholders whose shares represent a majority of the Registrable Securities that the Company has been requested to register, including, to the extent permissible, a WKSI Shelf Registration Statement, and shall be reasonably acceptable to the Company.
(e)          The Company shall not be obligated to effect any Demand Registration (A) within [***] of a “firm commitment” Underwritten Offering in which (x) all Shareholders were given “piggyback” rights pursuant to Section 4.2 (subject to Section 4.1(f)) and (y) at least [***] of the number of Registrable Securities requested by such Shareholders to be included in such Demand Registration were included) or (B) within [***] of any other Underwritten Offering pursuant to Section 4.3(f). In addition, the Company shall be entitled to postpone (upon written notice to all Shareholders), for a reasonable period of time not to exceed [***] in succession (but no more than twice, or for more than [***] in the aggregate, in any period of [***]), the filing or the effectiveness of a registration statement for any Demand Registration if the Board of Directors determines in good faith and in its reasonable judgment that it is required to disclose in the registration statement relating to such Demand Registration any material, non-public information that the Company has a bona fide business purpose for preserving as confidential. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, (i) the holders of a majority of Registrable Securities held by the Requesting Shareholder(s) shall have the right to withdraw such Demand in accordance with Section 4.4 and (ii) the Company shall not file or cause the effectiveness of any other registration statement for its own account or on behalf of any other Shareholders.
(f)          The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of Shareholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration that is an

Underwritten Offering, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized investment bank engaged in connection with such Demand Registration) advises the Company, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Shareholders, which, in the opinion of the underwriter, can be sold without adversely affecting the marketability of the offering, pro rata among such Shareholders requesting such Demand Registration on the basis of the number of such securities held by such Shareholders; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the number of such other securities requested to be included or such other method determined by the Company.
(g)          Any investment bank(s) that will serve as an underwriter with respect to such Demand Registration or, if such Demand Registration is not an Underwritten Offering, any investment bank engaged in connection therewith shall be selected by the Shareholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration; provided that such underwriter shall be reasonably acceptable to the Company.
Section 4.2          Piggyback Registrations.
(a)          Subject to the terms and conditions hereof, whenever the Company (i) proposes to register any Equity Securities of the Company under the Securities Act (other than a registration by the Company (x) on a registration statement on Form F-4 or S-4, as applicable, (y) on a registration statement on Form S-8 (or, in any of the cases of (x) or (y), on any successor forms thereto), or (z) pursuant to Section 4.1) or (ii) proposes to effect an Underwritten Offering of its own securities pursuant to an effective Shelf Registration Statement (other than an Underwritten Offering pursuant to Section 4.1 or Section 4.3) (each, a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give the Shareholders prompt written notice thereof (but not less than [***] Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number and type of Equity Securities of the Company proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter or underwriters (if any and if known). Upon the written request of any Person that on the date of such Piggyback Notice is a Shareholder, given within (A) [***] Business Days, in the case of any Block Trade Offering, or (B) [***] Business Days, in the case of any other offering, after such Piggyback Notice is received by such Person (any such Person, a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then intended to be disposed of by such Piggyback Seller), the Company, subject to the terms and conditions of this Agreement, shall use its commercially reasonable efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Equity Securities of the Company being sold in such Piggyback Registration.
(b)          If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized investment bank selected by Shareholders holding a majority of the Registrable Securities included in such Piggyback Registration, reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company in writing that, in its opinion, the inclusion of all the Equity Securities of the Company sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have Equity Securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of Equity Securities of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the Equity Securities of the Company sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such Equity Securities of the Company as the Company is so advised by such underwriter or investment bank can be sold without such an effect, as follows and in the following order of priority:
(i)          if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of Equity Securities of the Company to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers and securities sought to be registered by Other Demanding Sellers (if any), pro rata on the basis of the number of Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) held by such Piggyback Sellers and Other Demanding Sellers and (C) third, other Equity Securities of the Company held by any Other Proposed Sellers; or
(ii)          if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of Equity Securities of the Company sought to be registered by each Other Demanding Seller and the Piggyback Sellers (if any), pro rata in proportion to the number of Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) held by all such Other Demanding Sellers and Piggyback Sellers and (B) second, other Equity Securities of the Company held by any Other Proposed Sellers or to be sold by the Company as determined by the Company and with such priorities among them as may from time to time be determined or agreed to by the Company.
(c)          In connection with any Underwritten Offering under this Section 4.2 for the Company’s account, the Company shall not be required to include a holder’s Registrable Securities in the Underwritten Offering unless such holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company; provided, that any applicable underwriting agreement includes only customary terms and conditions.

(d)          If, at any time after giving written notice of its intention to register any of its Equity Securities of the Company as set forth in this Section 4.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such Equity Securities of the Company, the Company may, at its election, give written notice of such determination to each Shareholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 4.1 or a Shelf Underwritten Offering pursuant to the terms of Section 4.3.
Section 4.3          Shelf Registration.
(a)          At any time after the expiration of the Lockup Period (or such earlier date as would permit the Company to cause any filings required hereunder to be filed on such date), subject to Section 4.3(e) and subject to the Company’s eligibility to use a Form F-3, any Shareholder may, by written notice delivered to the Company (the “Shelf Notice”), require the Company to file as promptly as practicable (but no later than [***] after the date the Shelf Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the Commission at the earliest possible date permitted under the rules and regulations of the Commission (but no later than [***] after such filing date), a Form F-3 (which shall be a WKSI Shelf Registration Statement at any time the Company is eligible), providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”) relating to the offer and sale, from time to time, of the number of Registrable Securities designated by such Shareholder in the Shelf Notice (which, if the Company is a WKSI at the time of the Shelf Notice, may be an unspecified number of Registrable Securities) owned by such Shareholder, as the case may be, and any other Person that at the time of the Shelf Notice meets the definition of a Shareholder who elects to participate therein as provided in Section 4.3(c).
(b)          Each Shareholder shall be entitled to require the Company to file no more than three Shelf Registration Statements until such time as the Shareholders, collectively, Beneficially Own less than a Registrable Amount.
(c)          Within [***] Business Days after receipt of a Shelf Notice pursuant to Section 4.3(a), the Company will deliver written notice thereof to each Shareholder. Each Shareholder may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate within [***] Business Days after receipt of such written notice.
(d)          Subject to Section 4.3(e), following the date that the Shelf Registration Statement is declared effective by the Commission, the Company will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise (the “Shelf Registration Effectiveness Period”).
(e)          Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled to postpone (by providing written notice to the Shareholders who elected to participate in the Shelf Registration Statement), for a reasonable period of time not to exceed [***] in succession (but no more than twice, or for more than [***] in the aggregate in any [***] period) (a “Suspension Period”), the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement if the Board of Directors determines in good faith and in its reasonable judgment that it is required to disclose in the Shelf Registration Statement any material, non-public information that the Company has a bona fide business purpose for preserving as confidential. Immediately upon receipt of such notice, the Shareholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Shareholder, the Company shall as promptly as practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)          At any time, and from time-to-time, during the Shelf Registration Effectiveness Period (except during a Suspension Period), any Shareholder may notify the Company of their intent to sell Registrable Securities covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”); provided that the Company shall not be obligated to participate in more than four underwritten offerings during any [***] period. Such notice shall specify (x) the aggregate number of Registrable Securities requested to be registered in such Shelf Underwritten Offering and (y) the identity of the Shareholder(s) requesting such Shelf Underwritten Offering. Upon receipt by the Company of such notice, the Company shall promptly comply with the applicable provisions of this Agreement, including those provisions of Section 4.5 relating to the Company’s obligation to make filings with the Commission, assist in the preparation and filing with the Commission of prospectus supplements and amendments to the Shelf Registration Statement, participate in “road shows,” agree to customary “lock-up” agreements with respect to the Company’s securities and obtain “comfort” letters, and the Company shall take such other actions as necessary or appropriate to permit the consummation of such Shelf Underwritten Offering as promptly as practicable. Each Shelf Underwritten Offering shall be for the sale of a number of Registrable Securities equal to or greater than the Registrable Amount. In any Shelf Underwritten Offering, the Shareholders participating in such Shelf Underwritten Offering that hold a majority of the Registrable Securities included in such Shelf Underwritten Offering shall select the investment bank(s) and managers that will serve as lead or co-managing underwriters with respect to the offering of such Registrable Securities, which shall be reasonably acceptable to the Company.
Section 4.4          Withdrawal Rights. Any Shareholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the

Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within [***] following the mailing of such notice, such holder(s) of Registrable Securities still seeking registration shall, by written notice to the Company, either (a) elect to register additional Registrable Securities which, when taken together with elections to register Registrable Securities by such Shareholder(s) and their Permitted Transferees, satisfy the Registrable Amount or (b) elect that such registration statement not be filed (or, if theretofore filed, be withdrawn). During such [***] period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof.
Section 4.5          Registration Procedures.
(a)          If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act or an Underwritten Offering as provided in Section 4.1, Section 4.2 and Section 4.3, the Company shall as promptly as practicable (in each case, to the extent applicable):
(i)          prepare and file with the Commission a registration statement to effect such registration, cause such registration statement to become effective at the earliest possible date permitted under the rules and regulations of the Commission, and thereafter use commercially reasonable efforts to cause such registration statement to remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement or any amendments thereto, the Company will (A) furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration (“Selling Holders”) copies of all such documents proposed to be filed, (B) provide each such Selling Holder and their counsel the opportunity to object to any information pertaining to such Selling Holder or its plan of distribution that is contained in the registration statement (it being understood that each Selling Holder and counsel to such Selling Holder will conduct their review and provide any comments promptly) and (C) make any changes reasonably requested by such Selling Holder or their counsel with respect to such information;
(ii)          prepare and file with the Commission such amendments (including post-effective amendments) and supplements and “stickers” to such registration statement and the prospectus used in connection therewith and any Filings incorporated by reference therein as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (x) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Selling Holder(s) set forth in such registration statement or (y) (i) in the case of a Demand Registration pursuant to Section 4.1, the expiration of [***] after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 4.2, the expiration of [***] after such registration statement becomes effective or (iii) in the case of a Shelf Registration Statement pursuant to Section 4.3, the last day of the Shelf Registration Effectiveness Period;
(iii)          furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits or documents incorporated by reference therein), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and any Issuer Free Writing Prospectus and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder;
(iv)          use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;
(v)          use best efforts to cause such Registrable Securities to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on The Nasdaq Stock Market or the New York Stock Exchange;
(vi)          use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

(vii)          in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:
(1)          an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Holder or underwriters, and
(2)          a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in AU Section 634 of the AICPA Professional Standards, an “agreed upon procedures” letter) signed by the independent registered public accountants who have certified the Company’s financial statements included in such registration statement (and, if necessary, any other independent registered public accountant of any Subsidiary of the Company or any business acquired by the Company from which financial statements and financial data are, or are required to be, included in the registration statement);
(viii)          promptly make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable such Selling Holder or underwriter to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement promptly; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (viii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) either (A) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such holder of Registrable Securities requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;
(ix)          promptly notify in writing each Selling Holder and the underwriters, if any, of the following events:

(1)          the filing of the registration statement, the prospectus or any prospectus supplement related thereto, any Issuer Free Writing Prospectus or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;
(2)          any request by the Commission or any other Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information;
(3)          the issuance by the Commission or any other Governmental Authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;
(4)          the existence of any conflict between the information contained in any Issuer Free Writing Prospectus and the information contained in the registration statement; and
(5)          the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;
(x)          notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(xi)          use every reasonable best effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement;
(xii)          otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as promptly as practicable, an earnings statement covering the period of at least [***], but not more than [***], beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(xiii)          use its reasonable best efforts to assist Shareholders who made a request to the Company to provide for a third party “market maker” for the Ordinary

Shares or American Depositary Shares; provided, however, that the Company shall not be required to serve as such “market maker”;
(xiv)          cooperate with any Selling Holder and any underwriter and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law), if necessary or appropriate, representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Holder may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates as necessary or appropriate;
(xv)          cause appropriate officers of the Company to prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and at other meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use their reasonable best efforts to cooperate (as reasonably requested by the Selling Holders and the underwriters) in the offering, marketing or selling of the Registrable Securities;
(xvi)          cause appropriate officers of the Company and representatives of the Company’s independent registered public accountants to participate in any due diligence discussions reasonably requested by any Selling Holder or any underwriter;
(xvii)          if requested by any underwriter, agree, and cause the Company and any directors or officers of the Company to agree, to be bound by customary “lock-up” agreements restricting the ability to dispose of Equity Securities of the Company;
(xviii)          if requested by any Selling Holders or any underwriter, promptly incorporate in the registration statement or any prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities;
(xix)          cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of the FINRA;
(xx)          otherwise use reasonable best efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities;
(xxi)          otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act; and
(xxii)          use reasonable best efforts to take any action requested by the Selling Holders, including any action described in clauses (i) through (xxi) above to prepare for and facilitate any “over-night deal,” Block Trade Offering or other proposed sale of Registrable Securities over a limited timeframe.
The Company may require each Selling Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such registration statement.
(b)          Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. No Selling Holder shall be required to make any representations, warranties, indemnities or agreements with the Company or the underwriters other than the representations, warranties, indemnities and agreements regarding such Selling Holder, its ownership of the Registrable Securities being registered on its behalf, its intended method of distribution and any other representations, warranties, indemnities and agreements required by law.
(c)          In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall furnish to the underwriter, if any (or, if no underwriter, the Selling Holder), to the extent permitted under applicable law and subject to any requirements of the Depositary, unlegended certificates representing ownership of the Registrable Securities being sold (unless, in the Company’s sole discretion, such Registrable Securities are to be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form), in such denominations as requested and instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.
(d)          Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.5(a)(ix), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.5(a)(ix) and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, of the prospectus relating to such Registrable Securities in such Selling Holder’s possession at the time of receipt of such notice. In the event the Company shall give such notice, any applicable period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 4.5(a)(ix) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.
Section 4.6          Registration Expenses.

(a)          All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including (i)(A) all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, (B) all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121(f)(12)), (C) all fees and expenses of compliance with securities and “blue sky” laws, (D) all printing (including expenses of printing certificates, if any, for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses and Issuer Free Writing Prospectuses if the printing of such prospectuses is requested by a holder of Registrable Securities) and copying expenses, (E) all messenger and delivery expenses, (F) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters, “agreed-upon procedures” letters and opinions), (G) fees and expenses of one firm of counsel to the Shareholders selling in such registration (which firm shall be selected by the Shareholders selling in such registration that hold a majority of the Registrable Securities included in such registration), which fees and expenses shall not exceed [***], (H) except as provided in clause (ii) below, the fees and expenses (including underwriting discounts and commissions and transfer taxes) of every nationally recognized investment bank engaged in connection with a Demand Registration or a Piggyback Registration that is not an Underwritten Offering (collectively, the “Registration Expenses”) and (ii) any expenses described in clauses (i)(A) through (H) above incurred in connection with the marketing and sale of Registrable Securities shall be borne by the Company, regardless of whether a registration is effected, marketing is commenced or sale is made. The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.
(b)          Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.
ARTICLE V

RIGHT OF FIRST OFFER; ANTI-DILUTION
Section 5.1          Indebtedness.
(a)          Prior to the incurrence of any Indebtedness by the Company or any of its Subsidiaries, the Company shall deliver to CFIP a written notice (a “Debt ROFO Notice”) of its intention, describing in reasonable detail the transaction that such Indebtedness is intended to finance. CFIP shall have a period of [***] after delivery of the Debt ROFO Notice in which to deliver either (i) a written proposal (an “Interested Notice”) to the Company, stating that CFIP or any of its Affiliates would like to have the Company or its Subsidiary consider obtaining such Indebtedness from CFIP or any of its Affiliates and setting forth the proposed terms of such Indebtedness in reasonable detail, or (ii) a written notice of its rejection of the opportunity to provide such Indebtedness. Neither CFIP nor any of its Affiliates shall be under any obligation to provide any such Indebtedness or deliver any Interested Notice, and if no Interested Notice has been provided within such [***] period, then CFIP will be deemed to have rejected the opportunity for CFIP or its Affiliates to provide such Indebtedness.
(b)          If the Company accepts the offer set forth in the Interested Notice, the Company will negotiate in good faith with CFIP and its Affiliates the definitive documentation for such Indebtedness during the [***] following the date of the Interested Notice (which [***] period may be extended for an additional [***] by either the Company or CFIP if the parties are actively negotiating such definitive documentation).
(c)          If (x) CFIP rejects or is deemed to have rejected the opportunity to provide such Indebtedness, (y) the Company declines to accept the offer set forth in the Interested Notice or (z) the [***] period (or [***] period to the extent the initial [***] period is extended pursuant to Section 5.1(b)) to finalize the definitive documentation for such Indebtedness has expired, then the Company or its Subsidiary shall have the right to seek a proposal from any other Person to provide such Indebtedness and may consummate such Indebtedness transaction without any further notice to or consent from CFIP; provided, however, that in the case of (y) or (z), if the proposed terms of such Indebtedness from such other Person, taken as a whole, are not materially more advantageous to the Company or its Subsidiary (as evidenced by a written term sheet or similar instrument (an “Alternate Proposal Notice”)) than the terms set forth in the Interested Notice, taken as a whole (as reasonably determined by the Company), then if the Company or its Subsidiary plans to consummate such transaction, the Company shall deliver a copy of the Alternate Proposal Notice to CFIP, and CFIP shall have a period of [***] after receipt of such Alternate Proposal Notice to accept or reject the opportunity to provide such Indebtedness on the terms set forth in the Alternate Proposal Notice.
(d)          If, prior to the end of such [***] period, CFIP delivers written notice (the “Alternate Proposal Acceptance Notice”) to the Company accepting the opportunity to provide such Indebtedness on the terms set forth in the Alternate Proposal Notice, then the Company will negotiate in good faith with CFIP and its Affiliates the definitive documentation for such Indebtedness during the [***] following the date of the Alternate Proposal Acceptance Notice (which [***] period may be extended for an additional [***] by either the Company or CFIP if the parties are actively negotiating such definitive documentation).
(e)          If (x) CFIP rejects the opportunity to provide such Indebtedness on such terms, (y) CFIP fails to respond to such Alternate Proposal Notice in writing prior to the end of such [***] period or (z) the [***] period (or [***] period to the extent the initial [***] period is extended pursuant to Section 5.1(c) or Section 5.1(d)) to finalize the definitive documentation for such Indebtedness has expired, then the Company or its Subsidiary shall have the right to obtain such Indebtedness from such other Person on the terms set forth in the Alternate Proposal Notice without any further notice to or consent from CFIP.
(f)          CFIP acknowledges and agrees that (a) prior to finalizing the definitive documentation between the Company or any of its Subsidiaries, on the one hand, and CFIP or any of its Affiliates, on the other hand, or obtaining any Indebtedness thereunder, the Company shall offer Tolefi SA (“Tolefi”) the opportunity to provide a portion (calculated by reference to the Ownership Percentage of Tolefi) of such Indebtedness and (b) to the extent that Tolefi accepts the opportunity to provide such Indebtedness, the ability of the Company and its Subsidiaries to obtain Indebtedness from CFIP and its Affiliates pursuant to this Section 5.1 may be limited accordingly.
Section 5.2          Anti-Dilution.
(a)          Until such time as the Fortress Shareholders own in the aggregate less than 10% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for a period of more than [***], if the Company or any of its Subsidiaries proposes to issue or sell any new or existing Equity Securities to any Person other than the Fortress Shareholders (other than on a pro rata basis to all shareholders of the Company), then it shall first offer such Equity Securities to the Fortress Shareholders.
(b)          The Company shall use its best efforts to deliver to each Fortress Shareholder, at least [***] Business Days prior to the consummation of any such offer of Equity Securities, a written notice (an “Anti-Dilution Notice”) of such intention to offer such Equity Securities, describing in reasonable detail the type of Equity Securities to be offered and the price and terms, if any, upon which the Company or its Subsidiary proposes to offer such Equity Securities.
(c)          Each Fortress Shareholder shall have the right, by written notice delivered to the Company as soon as practicable (in particular taking into account the structure of such offering), and in any event within a period of [***] Business Days, after delivery of such Anti-Dilution Notice, to invest in such offering (or, at the option of the Company, a concurrent offering) on substantially the same terms as the other investors in such offering and at a price per share or security equal to the price per share or security paid by the other investors in such offering (provided, that, in the event any of such consideration is non-cash consideration, at the election of such Fortress Shareholder, such Fortress Shareholder may pay cash equal to the value of such non-cash consideration), for an aggregate amount of up to (x) the Ownership Percentage of such Fortress Shareholder prior to such offering multiplied (and rounded up afterwards) by (y) the aggregate gross consideration to be received by the Company or its Subsidiary in such offering.
(d)          Notwithstanding the foregoing, no Fortress Shareholder shall have any right to invest in any offering by the Company of Equity Securities issued (i) to another entity or its owners in connection with a business acquisition or combination or asset acquisition transaction, (ii) to current or future employees, consultants, directors and/or officers of the Company or its Affiliates pursuant to an equity-based incentive plan or employee share purchase plan approved by the Board of Directors, (iii) as a dividend or distribution on any outstanding Equity Securities of the Company (so long as each Shareholder receives its pro rata portion of such distribution) or (iv) upon exercise, vesting or conversion of outstanding Equity Securities of the Company in accordance with their terms.
(e)          The Fortress Shareholders will be entitled to reduce their participation in the relevant offering so as to avoid that the exercise of anti-dilution protection results in any of the Fortress Shareholders or any of their affiliates within the meaning of the Belgian Takeover

Decree being obliged to make a mandatory takeover bid on the voting securities and the securities granting access to voting rights issued by the Company.
(f)          This Section 5.2 shall expire on the [***] of the date hereof.
ARTICLE VI

OTHER COMPANY OBLIGATIONS
Section 6.1          Protective Provisions.
(a)          The parties hereto agree that the Company and its Subsidiaries shall have the right to terminate their intellectual property and license, sub-license or contribute their intellectual property to third parties other than the Fortress Shareholders (any such transaction, an “IP Transaction”) in the ordinary course of business pursuant to any research and development, collaboration, consortium, joint development, distribution, service, joint marketing, co-branding or co-distribution agreement or other similar agreements or arrangements entered into in the ordinary course of business and in a manner consistent with market practice for the industry of the Company; provided that, until such time as the Fortress Shareholders own in the aggregate less than 10% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for more than [***], any Dartmouth IP Transaction shall be subject to approval by the Board of Directors, including the vote of at least one Fortress Designee.
(b)          Until such time as the Fortress Shareholders own in the aggregate less than 10% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for a period of more than [***], the Company and its Subsidiaries shall not, directly or indirectly, without the consent of each Shareholder, (i) incur or issue any indebtedness that would encumber any intellectual property of the Company or any of its Subsidiaries, (ii) issue any Equity Securities of the Company that are senior to the Ordinary Shares with respect to the right to receive (x) dividends or other distributions to shareholders or (y) proceeds in the event of the liquidation, dissolution or winding-up of the Company (including for such purposes in connection with any change of control transaction), (iii) alter, amend or change the rights, preference or privileges of the Ordinary Shares, including in connection with any reclassification, recapitalization, reorganization or restructuring, (iv) recommend, directly or indirectly, or take any other action to (A) increase or decrease the size of the Board of Directors or (B) co-opt or appoint to the Board of Directors in place of a Fortress Designee any Person other than a Fortress Designee, (v) make any proposal to amend, repeal or otherwise modify any provision of the Company’s articles of association that would be reasonably expected to adversely affect the interests of any Fortress Shareholder or (vi) make any proposal to modify the rights of any Equity Securities of the Company in a manner adverse to any Shareholder.
Section 6.2          Replacement Confirmation Proposals.  In the event that any proposal pursuant to Section 3.2 fails to receive shareholder approval at a general shareholders’ meeting of the Company), other than as a result of the failure by CFIP, UKF or any of their respective Affiliates to vote all their voting securities in favor of such proposal pursuant to Section 3.2, then, to the extent permitted by applicable law, without limiting any other remedies that may be available, the following rules shall apply:
(a)          The Board of Directors shall take all actions necessary to include any such unapproved proposal pursuant to Section 3.2 on the agenda of an extraordinary general meeting to be held as soon as possible following the date of the general shareholders’ meeting at which such proposal failed to receive shareholder approval. If the attendance quorum for any such unapproved proposal pursuant to Section 3.2 (if any) is not achieved at such extraordinary general meeting of the shareholders, the Board of Directors shall convene a second extraordinary general meeting of the shareholders, to be held as soon as practicable and in any event no later than [***] following such extraordinary general shareholders’ meeting, the agenda of which shall include the relevant proposal pursuant to Section 3.2, at which no attendance quorum will apply for the relevant proposal pursuant to Section 3.2.  The Board of Directors shall support and defend such unapproved proposal pursuant to Section 3.2, recommend that the Company’s shareholders approve such unapproved proposal pursuant to Section 3.2, and otherwise use best efforts to cause such unapproved proposal pursuant to Section 3.2 to be approved.
(b)          The Board of Directors shall continue to re-submit proposals pursuant to Section 6.2(a) to subsequent annual general meetings of the shareholders of the Company or extraordinary general meetings of the shareholders held at the same time, until such proposals are approved by the Company’s shareholders. If the attendance quorum for any such proposal (if any) is not achieved at such extraordinary general meeting of the shareholders, the Board of Directors shall convene a second extraordinary general meeting of the shareholders, to be held as soon as practicable and in any event no later than [***] following such extraordinary general shareholders’ meeting, the agenda of which shall include the relevant proposals, at which no attendance quorum will apply for the relevant proposals.
Section 6.3          Regulatory Limitation.
(a)          The Company shall not, without the express written consent of each Fortress Shareholder, directly or indirectly (including through affiliates or intermediaries within the meaning of the Belgian Takeover Decree or parties Acting in Concert with the Company or such affiliates or intermediaries) acquire any voting securities of the Company (for clarity, including any Ordinary Shares or American Depositary Shares), or take any other action if, after giving effect to such acquisition or the taking of such other action, any Fortress Shareholder or any of their respective affiliates within the meaning of the Belgian Takeover Decree would be obligated to launch a public takeover bid on securities of the Company.
(b)          The Company shall, within [***] Business Days of any request from any Shareholder, provide such Shareholder with notice of (i) the number of issued and outstanding voting securities of the Company on a non-diluted basis and (ii) the number of voting securities of the Company that may be issued upon exercise of any options, warrants, convertible securities or other rights to acquire, directly or indirectly, any new voting securities of the Company by any Person (other than such Shareholder or any of their respective affiliates within the meaning of the Belgian Takeover Decree).

Section 6.4          Foreign Private Issuer Status. The Company shall notify each Shareholder promptly following the date that the Company ceases to be a Foreign Private Issuer.
Section 6.5          Use of Proceeds. The Company shall use the proceeds from the issuance of the Securities (as defined in the Subscription Agreement) for working capital and general corporate purposes; provided, that (a) the Company shall use (i) at least [***] of the proceeds to pursue strategic patent prosecution activities, as agreed between UKF and the Company within [***] following the date hereof and (ii) at least [***] for payment of expenses (including legal expenses) incurred by the Company in connection with patent activities prior to the date hereof and (b) the proceeds shall not be used for any declaration or payment of dividends or distributions to the Company’s shareholders.
ARTICLE VII

TAX MATTERS
Section 7.1          U.S. Federal Income Tax Reporting.
(a)          For each taxable year of the Company in which any Shareholder (or, to the extent any Shareholder is a partnership or disregarded entity for U.S. federal income tax purposes, any direct or indirect owner of such Shareholder) that is a “United States person” (as defined in section 7701(a)(30) of the Code) (a “U.S. Shareholder”) holds Equity Securities of the Company, the Company shall determine whether the Company or any of its Subsidiaries was a PFIC for such taxable year.  If the Company determines that it or any of its Subsidiaries was a PFIC for such taxable year, the Company shall (a) no later than [***] following the date of the closing of the Company’s taxable year, notify each U.S. Shareholder of such determination and (b) provide such U.S. Shareholder with adequate information in order for such U.S. Shareholder, in consultation with the Company, to complete its U.S. Internal Revenue Service Form 8621 with respect to the Company or such Subsidiary; provided that if such U.S. Shareholder intends to elect to treat the Company and/or any Subsidiary as a QEF, such U.S. Shareholder shall notify the Company of such intent, and the Company shall provide such U.S. Shareholder (at such U.S. Shareholder’s expense) with “PFIC Annual Information Statements” (within the meaning of Treasury Regulations Section 1.1295-1(g)(1).  The Company shall also provide any Shareholder with any information reasonably requested by the Shareholder regarding the Company’s income, gain, loss, deductions or credits.
(b)          Until such time as the Fortress Shareholders own in the aggregate (after applying section 958 of the Code) less than 10% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for more than [***], the Company shall reasonably cooperate with the  U.S. Shareholders to determine whether the Company or any of its Subsidiaries is a CFC for such taxable year with respect to any U.S. Shareholder and, if any U.S. Shareholder determines that the Company or any of its Subsidiaries was a CFC for such taxable year with respect to such U.S. Shareholder, (a) such U.S. Shareholder shall, no later than [***] following the date of the closing of the Company’s taxable year, notify the Company of such determination and (b) the Company shall provide such U.S. Shareholder with adequate information in order for such U.S. Shareholder, in consultation with the Company, to reasonably determine any amounts required to be included pursuant to sections

951(a) and 951A of the Code in the gross income of such U.S. Shareholder as defined in section 951(b) of the Code and to comply with such U.S. Shareholder’s filing obligations under the Code (including, but not limited to, completing the U.S. Internal Revenue Service Form 5471 with respect to the Company or any such Subsidiaries), all of such information to be issued in an annual statement.
Section 7.2          Cooperation.
(a)          Each Shareholder shall be entitled to make any deductions, withholding or similar required by law in respect of payments made by such Shareholder to the Company under this Agreement. Notwithstanding the foregoing, the Company and each Shareholder agree to reasonably cooperate with one another and use reasonable efforts to mitigate or reduce tax withholding or similar obligations in respect of payments made by such Shareholder to the Company under this Agreement where an exemption or reduction of such withholding or similar obligation is available under the applicable legislation, including double tax treaties. Without limiting the generality of the foregoing, the Company shall provide each Shareholder any tax forms and other information that may be reasonably requested by such Shareholder in order for it to prepare its tax filings or comply with any applicable law or requirement in respect of tax (including the disclosure of information or reporting to a tax authority). The Company shall provide each Shareholder with reasonable assistance to enable the recovery, as permitted by applicable law, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Shareholder bearing such withholding tax or value added tax.
(b)          Except as would have an adverse effect on the Company and subject to the sole consent of the Company, such consent not to be unreasonably withheld, the Company agrees to reasonably cooperate with each U.S. Shareholder and use reasonable efforts to avoid or reduce any amounts required to be included pursuant to sections 951(a) and 951A of the Code in the gross income of any “United States shareholder” (as defined in section 951(b) of the Code) (including, without limitation, by filing any elections reasonably requested by such Shareholder under U.S. Treasury Regulations section 301.7701-3 with respect to any Subsidiary).
ARTICLE VIII

INDEMNIFICATION
Section 8.1          General Indemnification. The Company agrees to indemnify and hold harmless each Shareholder and its Affiliates, and their respective officers, directors, employees, members, managers, partners, designees and agents (each, an “Indemnified Person”), against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, “Losses”), in each case, based on, arising out of, resulting from or in connection with any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, “Actions”), based on, arising out of, pertaining to or in connection with such Indemnified Person’s participation in the operation or conduct of the business of, including contracts entered into by, the Company or any of its Subsidiaries, on or after the date hereof

(except, in the case of any Indemnified Person that is a director of the Company, to the extent prohibited under Belgian law); provided that for purposes of this Section 8.1, “Losses” shall not include losses arising from a decrease in the trading price of the Company’s Ordinary Shares (including Ordinary Shares in the form of American Depositary Shares). The indemnity agreement contained in this Section 8.1 shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.
Section 8.2          Registration Statement Indemnification.
(a)          The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its Affiliates and their respective officers, directors, employees, managers, members, partners, designees and agents from and against all Losses caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, any Issuer Free Writing Prospectus, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Holder expressly for use therein. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold. Reimbursements payable pursuant to the indemnification contemplated by this Section 8.2(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.
(b)          In connection with any registration statement in which a holder of Registrable Securities is participating, each Selling Holder will furnish to the Company in writing information regarding such Selling Holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, any Issuer Free Writing Prospectus, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Holder expressly for use therein; provided, however, that each Selling Holder’s obligation to indemnify the Company hereunder shall, to the extent more than one Selling Holder is subject to the same indemnification obligation, be apportioned between each Selling Holder based upon the net amount received by each Selling Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Holders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no Selling Holder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the net amount received by such holder in the offering giving rise to such liability.
Section 8.3          Contribution.
(a)          If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Holder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.
Section 8.4          Procedure.
(a)          Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.
(b)          In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring; provided that if (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with Section 8.5(a)).
Section 8.5          Other Matters.
(a)          An indemnifying party shall not be liable for any settlement of an Action effected without its consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.
(b)          Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article VIII shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Article VIII shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any indemnified Person, the Company, its directors or officers, or any person Controlling the Company, and (ii) any termination of this Agreement.
(c)          The parties hereto shall, and shall cause their respective Subsidiaries to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this Article VIII are for the benefit of, and are intended to create third party beneficiary rights in favor of, each of the indemnified parties referred to herein.
(d)          Not less than [***] Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Shareholder who has timely provided the requisite notice hereunder entitling the Shareholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Shareholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the day before the expected filing date, the Requested Information from such Shareholder, the Company may file the Registration Statement without including Registrable Securities of such Shareholder. The failure to so include in any registration statement the Registrable Securities of a Shareholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Shareholder.
ARTICLE IX

MISCELLANEOUS

Section 9.1          Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.
Section 9.2          Entire Agreement. This Agreement and the Subscription Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement and the Subscription Agreement supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, including the Original Agreement.
Section 9.3          Further Actions; Cooperation. Each of the Shareholders agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement.
Section 9.4          Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by electronic mail, facsimile, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:
If to CFIP, to:
CFIP CLYD LLC
c/o Fortress Investment Group
1345 Avenue of the Americas
Attn:          General Counsel – Credit Funds
[***]
Email:          [***]
[***]
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attn:          Michael Schwartz
Email:          michael.schwartz@skadden.com

If to UKF, to:
UKF
c/o Fortress Investment Group
1345 Avenue of the Americas
Attn:          General Counsel – Credit Funds
[***]
Email:          [***]
          [***]
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attn:          Michael Schwartz
Email:          michael.schwartz@skadden.com
If to the Company, to:

Celyad Oncology SA
Rue Edouard Belin 2
1435 Mont-Saint-Guibert
Belgium
Attn:          Chief Legal Officer
Chief Executive Officer
Email:          [***]
[***]
with a copy (which shall not constitute notice) to:

Allen & Overy (Belgium) LLP
Avenue de Tervueren 268
B-1150 Bruxelles
Belgium
Attn:          [***]
Email:          [***]
If to a Shareholder that is not CFIP or UKF, then to the address set forth in the joinder of such Shareholder provided for in Section 2.1 hereof.
All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by email, facsimile, with confirmation received, to the email addresses or facsimile numbers specified above (or at such other address or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.
Section 9.5          Applicable Law. The substantive laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines.
Section 9.6          Severability. The provisions of this Agreement are independent of and separable from each other. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision, as applicable.
Section 9.7          Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. A Shareholder may not assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of any Shareholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until (i) if required under Section 2.1 hereof, the Company shall have received written notice of such transfer and the joinder of the transferee provided for in Section 2.1 hereof, and (ii) such transferee can establish Beneficial Ownership or ownership of record of a Registrable Amount (whether individually or together with its Affiliates that are Shareholders or transferees of Shareholders and, if applicable, its other Permitted Transferees that are Shareholders or transferees of Shareholders). The Company may not assign any of its rights or obligations hereunder without the prior written consent of each of the Shareholders, and any assignment attempted or effected without obtaining such required consent shall be null and void. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.
Section 9.8          Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the Shareholders and the Company.
Section 9.9          Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.
Section 9.10          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.  Counterparts may be exchanged by email or in pdf or other electronic means without affecting the validity thereof.
Section 9.11          Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, each party agrees that it will keep confidential and will not publish or otherwise disclose (except as requested or required pursuant to applicable law, rule (including rules of a securities exchange), regulation or other legal, administrative or governmental process) any information or materials related to the activities contemplated hereunder that is furnished to such receiving party by or on behalf of a disclosing party pursuant to this Agreement and is identified by the disclosing party as confidential, proprietary or the like or that the receiving party has reason to believe is confidential based upon its own similar information (collectively, “Confidential Information”); provided that the parties may disclose Confidential Information to their respective affiliates, and to their and their affiliates’ respective directors, officers, employee, investors, potential investors, financial advisors, attorneys, accountants and consultants. Notwithstanding the foregoing, Confidential Information will not include any information to the extent that it can be established by written documentation by the receiving party that such information (a) was obtained or was already known by the receiving party or its Affiliates without obligation of confidentiality as a result of disclosure from a third party that the receiving party did not know was under an obligation of confidentiality to the disclosing party with respect to such information, (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party through no act or omission of the receiving party or its Affiliates in breach of this Agreement, (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party or its Affiliates in breach of this Agreement or (d) was independently discovered or developed by the receiving party or its Affiliates (without reference to or use of Confidential Information of the disclosing party).
Section 9.12          Dispute Resolution. The parties recognize that disputes as to the matters set forth in Section 6.1(a) may from time to time arise which relate to a party’s rights and obligations thereunder.  It is the objective of the parties to comply with the procedures set forth in this Section 9.12 to use all reasonable efforts to facilitate the resolution of such disputes in an expedient manner by mutual agreement.  The parties agree that they shall use all reasonable efforts to resolve any dispute, controversy, or claim arising out of or relating to Section 6.1(a), or the breach, termination or validity thereof (each a “Dispute”) by good faith negotiation and discussion.  Any party claiming that a Dispute exists shall deliver a written notice (a “Dispute Notice”) to the other parties, setting forth the nature of the Dispute.  Within [***] of receipt of a Dispute Notice, an executive officer of the Company and a director (or an equivalent or senior position) from Fortress Advisor involved in oversight of the Fortress Shareholders’ investment in the Company shall meet in person or by teleconference (the “Initial Dispute Resolution Meeting”) and use their reasonable endeavors to resolve the Dispute.  If such individuals are unable to resolve the Dispute during the Initial Dispute Resolution Meeting, the Chairman of the

Audit Committee of the Company and a senior member of the investment committee of Fortress Advisor shall meet in person or by teleconference (the “Subsequent Dispute Resolution Meeting”) promptly after the Initial Dispute Resolution Meeting and use their reasonable endeavors to resolve the Dispute. At any Initial Dispute Resolution Meeting or Subsequent Dispute Resolution Meeting, any party may submit to the other parties one or more non-binding opinions from third parties on the subject matter of the Dispute, and each party hereby agrees that it shall keep any such opinions confidential. If such individuals are unable to resolve the Dispute during the Subsequent Dispute Resolution Meeting or if for any reason the Initial Dispute Resolution Meeting or Subsequent Dispute Resolution Meeting does not take place within the period specified, then the parties shall be free to pursue any rights and remedies available at law, in equity or otherwise. Notwithstanding any provision of this Agreement to the contrary, any party may immediately initiate litigation in any court of competent jurisdiction seeking any remedy at law or in equity, including the issuance of a preliminary, temporary or permanent injunction, to preserve or enforce its rights under this Agreement.
Section 9.13          Injunctive Relief. Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the parties agree that each party shall be entitled to an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction to enforce the provisions of this Agreement or to restrain any party from committing any violations of the provisions of this Agreement, without the need to post a bond or prove the inadequacy of monetary damages.
Section 9.14          Submission to Jurisdiction. SUBJECT TO COMPLIANCE WITH SECTION 9.12, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

Section 9.15          Recapitalizations, Exchanges, Etc.; New Issuance. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to Equity Securities of the Company and to any and all Equity Securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Equity Securities of the Company and shall be appropriately adjusted for any share dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.
Section 9.16          Termination. Upon the mutual consent of all of the parties hereto or, with respect to each Shareholder, at such earlier time as such Shareholder and its Affiliates and Permitted Transferees ceases to Beneficially Own a Registrable Amount, the terms of this Agreement shall terminate, and be of no further force and effect; provided, however, that the following shall survive the termination of this Agreement: (i) the provisions of Section 4.2 (which shall terminate, and be of no further force and effect, with respect to each Shareholder, at such time as such Shareholder and its Affiliates and Permitted Transferees ceases to Beneficially Own a Registrable Amount), Section 4.6, Article VIII, Section 9.5, Section 9.12, this Section 9.16 and Section 9.17; (ii) the rights with respect to the breach of any provision hereof by the Company and (iii) any registration rights vested or obligations accrued as of the date of any such termination to the extent, in the case of registration rights so vested, if such Shareholder ceases to meet the definition of a Shareholder under this Agreement subsequent to the vesting of such registration rights as a result of action taken by the Company.
Section 9.17          No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.
Section 9.18          Rule 144. The Company covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.
Section 9.19          Information. The Company covenants and agrees that for so long as the Shareholders, together, have Beneficial Ownership of at least a Registrable Amount, it will provide or cause to be provided to each Shareholder any and all information about the Company and its operations requested by such Shareholder.
[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.
CFIP CLYD LLC

By:
Name:
Title:

CFIP CLYD (UK) LIMITED

By:
Name:
Title:

CELYAD ONCOLOGY SA

By:
Name:
Title:

[Signature Page to Amended and Restated Shareholders’ Rights Agreement]

Schedule A

[***]